UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2014
Date of Earliest Event Reported: April 30, 2014

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Second and Third Amendment to Asset Purchase Agreement

On April 30, 2014, Vertex Energy, Inc. (the “Company”, “Vertex”, “we” or “us”) entered into a Second Amendment (the “Second Amendment”) to that certain Asset Purchase Agreement entered into on March 17, 2014, and amended by the First Amendment dated April 14, 2014 (as amended to date, the “Purchase Agreement”) by and among the Company, Vertex Refining LA, LLC and Vertex Refining NV, LLC (“Vertex Refining Nevada”), both wholly-owned subsidiaries of Vertex Operating (as defined below), Omega Refining, LLC (“Omega Refining”), Bango Refining NV, LLC (“Bango Refining”) and Omega Holdings Company LLC (“Omega Holdings” and collectively with Omega Refining and Bango Refining, “Omega” or the “sellers”), as previously reported in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on March 19, 2014 (as to the original Purchase Agreement) and April 15, 2014 (as to the First Amendment).

Pursuant to the Second Amendment, the parties to the Purchase Agreement extended the required closing date of the transactions contemplated by the Initial Closing (as defined in Item 2.01 below) of the Purchase Agreement from April 30, 2014 to May 2, 2014.

On May 2, 2014, the parties to the Purchase Agreement entered into a Third Amendment to the Purchase Agreement. Pursuant to the Third Amendment, along with certain other non-material changes to the Purchase Agreement not summarized herein, we agreed to issue the 500,000 shares of common stock due at the Initial Closing (defined below under Item 2.01), to BBB Funding, LLC (“BBB”), a creditor of Omega, or its principal, instead of Omega in satisfaction of certain amounts owed BBB by Omega; the notes payable to be issued by Omega Refining and Bango Refining, equal to the amount by which the consideration paid by Vertex at the Initial Closing exceeded 2/3rds of the total enterprise value of Omega, and the note evidencing a $1.6 million short term line of credit previously provided for under the terms of the original Purchase Agreement, were removed and replaced by the concept of a new Secured Note (the “Omega Secured Note”, described in greater detail under Item 2.01 below) pursuant to which we are required to make available to sellers certain extensions of credit on terms and conditions contained therein; the sellers and Omega Holdings agreed to enter into a pledge agreement to secure repayment of the Omega Secured Note; we agreed to deliver 850,000 shares of common stock to the sellers (or their designees) at the Final Closing (as defined below under Item 2.01), and to escrow 650,000 shares of common stock (compared to delivering 500,000 shares of common stock and escrowing 1,000,000 shares prior to such amendment); we adjusted the inventory targets provided for at the Initial Closing (as defined below); the sellers and Omega Holdings agreed to indemnify us against liabilities related to certain loans and other extensions of credit which will remain outstanding obligations of sellers after the Initial Closing; the parties agreed to modify the terms of the Earn-Outs (defined below under Item 2.01); and we agreed to modify the requirements for the filing and effectiveness of the registration statement (discussed below under Item 2.01) to require us to obtain effectiveness of such registration statement within 90 days following the Initial Closing (if the Securities and Exchange Commission does not review the filing) and 150 days following the Initial Closing (if the Securities and Exchange Commission does review the filing).

The foregoing descriptions of the Second Amendment and Third Amendment do not purport to be complete and are qualified in their entirety by reference to the Second Agreement and Third Amendment, a copy of which are attached hereto as Exhibits 2.3 and 2.4 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

The amendments to the Purchase Agreement affected by the Second Amendment and Third Amendment have been reflected in the description of the Purchase Agreement described in Item 2.01 below.

Credit and Guaranty Agreement

Effective May 2, 2014, we and our newly formed subsidiary, Vertex Energy Operating, LLC (“Vertex Operating”, which was formed as a holding company to hold the Company’s operating subsidiaries, which were subsequently transferred to and are currently wholly-owned by Vertex Operating), as well as certain of our other direct and indirect subsidiaries (other than E-Source Holdings, LLC (“E-Source” (of which we own 70%)) as guarantors, entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with Goldman Sachs Bank USA as lender and as administrative agent and collateral agent (the “Lender” or the “Agent”).  Pursuant to the Credit Agreement, the Lender loaned us $40 million (the “Credit Agreement Loan”), which was evidenced by a Term Loan Note.  Pursuant to the Credit Agreement, the Company has the option to select whether loans made under the Credit Agreement bear interest at (a) the greater of (i) the prime rate in effect, (ii) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System plus ½ of 1%, (iii) the sum of (A) the Adjusted LIBOR Rate (defined below) and (B) 1%, and (iv) 4.5% per annum; or (b) the greater of (i) 1.50% and (ii) the applicable ICE Benchmark Administration Limited interest rate, divided by (x) one minus, (y) the maximum rate at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator (the “Adjusted LIBOR Rate”), in each case subject to the terms and conditions of the Credit Agreement, and in each case plus between 5.5% and 7.5% per annum (as provided in the Credit Agreement, based on several factors, including the Company’s total leverage). Interest on the Credit Agreement is payable monthly in arrears, provided that upon any event of default the interest rate increases to 2% per annum in excess of the applicable interest rate then in effect. The amount owed under the Credit Agreement is due and payable on May 2, 2019.

Amortizing principal payments are due on the Credit Agreement Loan in the amount of $300,000 per fiscal quarter for June 30, 2014, September 30, 2014, December 31, 2014 and March 31, 2015, and $800,000 per fiscal quarter thereafter through maturity.  Additionally, in the event (a) we receive any sale proceeds from the sale of assets or insurance proceeds (each as described in greater detail in the Credit Agreement), in excess of $250,000, we are required to pay such sale proceeds, less certain deductions, as a prepayment of the Credit Agreement Loan, unless we decide to reinvest such proceeds in long-term production assets as described in the Credit Agreement; (b) we sell equity securities (subject to certain exceptions) we are required to use 100% of the proceeds from such sales to repay the Credit Agreement Loan, subject to certain exemptions, including up to $5 million to be used for working capital, permitted acquisitions, working capital of Vertex Refining Nevada and funds (which are required to total at least $10 million) which we are able to raise prior to June 30, 2014 (subject to the terms of the Credit Agreement) through the sale of securities; (c) we issue debt, we are required to prepay the Credit Agreement Loan in an amount equal to 100% of such funds received; (d) we have cash flow which exceeds certain pre-negotiated limits, we are required to use between 50% and 75% of such additional cash flow to repay the Credit Agreement Loan; (e) we receive tax refunds in excess of $100,000 in any year, we are required to use such funds to prepay the Credit Agreement Loan; (f) our total debt exceeds certain maximum debt ratios set forth in the Credit Agreement, we are required to immediately repay the Credit Agreement Loan in an amount equal to such excess debt; or (g) we receive any funds under the Purchase Agreement, we are required to prepay the Credit Agreement Loan in an amount equal to such received funds, subject in each case to the terms and conditions of the Credit Agreement.  We also have the right to make voluntary repayments of the Credit Agreement Loan in the minimum amount of $500,000 (and in multiples of $100,000) from time to time.

Except with respect to certain accounts, certain finished goods inventory and certain other reserves described in the Amended BOA Credit Agreement (as defined below), the amount owed pursuant to the Credit Agreement is secured by a first priority security interest in all of our assets and all of the assets and securities of our direct and indirect subsidiaries and is also guaranteed by our subsidiaries (other than E-Source) pursuant to the terms of the Credit Agreement, a Pledge and Security Agreement and Mortgage (providing a security interest over certain of our real property assets).

The Credit Agreement contains customary representations, warranties, covenants for facilities of similar nature and size as the Credit Agreement, and requirements for the Company to indemnify the Lender and the Agent for certain losses.  The Credit Agreement also includes various covenants (positive and negative) binding the Company, including, requiring that the Company provide the Agent with certain reports, provide the Agent notices of material corporate events and forecasts, limiting the amount of indebtedness the Company may incur (for example, the Company’s total indebtedness cannot exceed between $30,000,000-$32,000,000 at any time, subject to certain exemptions set forth in greater detail in the Credit Agreement), and requiring us to maintain certain financial ratios, relating to consolidated EBITDA and debt leverage including maintaining a ratio of quarterly consolidated EBITDA (as calculated and adjusted in the Credit Agreement) to certain fixed charges (cumulative for subsequent periods up to the first 12 months and thereafter on a 12 month basis), for each quarter beginning June 30, 2014, of between 0.90:1.00 and 1.25:1.00 (depending on the applicable quarter); maintaining a ratio of consolidated debt to consolidated EBITDA (as calculated and adjusted in the Credit Agreement), for the prior 12 month period, for each quarter beginning June 30, 2014, of between 4:1 and 2:1 (depending on the applicable quarter); maintaining consolidated EBITDA (as calculated and adjusted in the Credit Agreement), for each fiscal quarter beginning June 30, 2014, and ending June 30, 2018, of between $4.25 million and $17 million (depending on the applicable quarter); and maintaining at all times (a) liquid cash on hand and (b) available drawdowns under the Amended BOA Credit Agreement (defined below), of at least $3 million.

The Credit Agreement includes customary events of default for facilities of a similar nature and size as the Credit Agreement, including if a default occurs under certain material agreements of the Company; a judgment is obtained against the Company in an amount in excess of $250,000 or which could have a material adverse effect on the Company; and also provides that an event of default occurs if (a) Benjamin P. Cowart, the Company’s Chief Executive Officer, Chairman of the Board and largest shareholder, ceases to own and control at least 20% of the economic and voting interests of the Company (on a fully-diluted basis); (b) any person other than Mr. Cowart (i) obtains 30% of more of the voting or economic interest in the Company on a fully-diluted basis or (ii) obtains the power (whether or not exercised) to elect a majority of the members of the Board of Directors; (c) we cease to own and control 100% of Vertex Operating; (d) the majority of the seats (other than vacant seats) on the Board of Directors of the Company cease to be occupied by persons who either (i) were members of the Board of Directors of the Company on May 2, 2014, or (ii) were nominated for election by the Board of Directors of the Company, a majority of whom were directors on May 2, 2014 or whose election or nomination for election was previously approved by a majority of such directors; (e) Vertex II, GP, LLC (Vertex Operating’s wholly-owned subsidiary) ceases to be the sole general partner of any guarantor of the Credit Agreement that is a partnership; (f) a “change of control” or similar event under the Amended BOA Credit Agreement (described below) shall occur; or (g) any event, transaction or occurrence occurs, a result of which Benjamin P. Cowart shall for any reason cease to be actively engaged in the day-to-day management of the Company and its subsidiaries in the role he serves on May 2, 2014, unless (x) an interim successor reasonably acceptable to Agent and the Lender as required by the Credit Agreement is appointed within 10 days and (y) a permanent successor reasonably acceptable to the Agent and the Lender as required by the Credit Agreement is appointed within 60 days.

Additionally, in connection with our entry into the Credit Agreement, all parties to whom any deferred purchase price or “earn-out” obligations are owed by us executed and delivered to the Agent an Earnout Subordination Agreement (other than one of the individuals who is owed earn-out payments in connection with the E-Source purchase), pursuant to which they agreed to not receive or demand any “earn-out” payments until the Lender and BOA are paid in full under the credit agreements.

In connection with the closing of the Credit Agreement, we agreed to pay the Agent’s legal fees and transaction costs associated with the transactions contemplated by the Credit Agreement.  We also paid an aggregate of approximately $1.7 million in commissions and fees to our advisors Craig-Hallum Capital Group LLC, Sapphire Financial Group, LLC and Wunderlich Securities, Inc. in consideration for financial advisory services rendered in connection with the Purchase Agreement and credit agreements, the transactions contemplated therein in and in certain cases a fairness opinion obtained on certain of the transactions.

The proceeds from the Credit Agreement were used to pay the amounts due at the Initial Closing, pay certain Omega capital leases and other obligations of Omega, and to pay expenses associated with the Credit Agreement and the acquisition described below in Item 2.01.

The foregoing descriptions of the Credit Agreement, Term Loan Note and Pledge and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, Term Loan Note and Pledge and Security Agreement a copy of which are attached hereto as Exhibits 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Amended and Restated Credit Agreement with Bank of America, N.A.

On May 2, 2014, we and Vertex Operating entered into an Amended and Restated Credit Agreement (the “Amended BOA Credit Agreement”) with Bank of America, N.A. (“BOA”).  The Amended BOA Credit Agreement amended and restated the prior credit agreement we entered into with BOA in August 2012.  Pursuant to the Amended BOA Credit Agreement, BOA agreed to loan us up to $20 million (the “BOA Loan”), subject to the terms of the Amended BOA Credit Agreement and certain lending ratios set forth therein, provided that the amount outstanding cannot exceed an amount equal to the total of (i) 80% of the Company’s accounts in which BOA has a first-priority perfected security interest; (ii) 65% of the Company’s finished-goods inventory in which BOA holds a first-priority perfected security interest, in each case subject to the terms and conditions of the credit agreement, plus (iii) certain reserves established by BOA.

We have the right to request up to three increases in the amount of the facility, which in the aggregate cannot exceed $10 million and which individually are required to be a minimum of $3 million each, provided that BOA has the right to approve any increase in its sole discretion.  Loans made pursuant to the Amended BOA Credit Agreement are evidenced by a Revolving Note, which replaced the Company’s August 2012 Revolving Note, which was repaid on May 2, 2014 in connection with the parties’ entry into the Amended BOA Credit Agreement.

Amounts borrowed under the Revolving Note bear interest at the option of the Company at BOA’s prime commercial lending rate then in effect plus between 1.25% and 2% per annum (depending on the Company’s leverage ratio from time to time) or the LIBOR rate in effect plus between 2.35% and 3% per annum (depending on the Company’s leverage ratio from time to time), and are payable monthly in arrears (provided that upon an event of default the interest rate then in effect increases by 4% per annum).  The Revolving Note is due and payable on May 2, 2017.

We have the right to prepay the Revolving Note at any time without penalty.  We are also required to make certain mandatory prepayments on the Revolving Note as described therein.

The Amended BOA Credit Agreement also requires BOA to provide us certain letters of credit as described therein.

We agreed to pay BOA a commitment fee equal to between 0.25% and 0.35% (depending on our leverage ratio) multiplied by the actual daily amount by which the maximum amount BOA has agreed to loan us (currently $20 million) exceeds the amount loaned (and subject to letters of credit), which is due and payable quarterly in arrears on the last day of each March, June, September, and December, beginning June 30, 2014, until maturity.  We also paid BOA $50,000 at closing in fees.  In connection with letters of credit issued by BOA, we agreed to pay BOA a fee equal to the greater of 2% per annum (multiplied by the daily maximum amount available to be drawn) and $500 per line of credit.

The Amended BOA Credit Agreement contains customary representations, warranties, covenants and requirements for the Company to indemnify BOA and its affiliates.  The Amended BOA Credit Agreement also includes various covenants (positive and negative) binding upon the Company, including, requiring that the Company comply with certain reporting requirements, provide notices of material corporate events and forecasts to BOA, and maintain certain financial ratios, relating to debt leverage, consolidated EBITDA, maximum debt exposure we can incur (provided that if we exceed such maximum debt exposure limit as set forth in the Amended BOA Credit Agreement, we are required to immediately repay any amount exceeding the limits set forth in the BOA Credit Agreement) and minimum liquidity, including maintaining a ratio of quarterly consolidated EBITDA (as calculated and adjusted in the Amended BOA Credit Agreement) to certain fixed charges (cumulative for subsequent periods up to the first 12 months and thereafter on a 12 month basis), for each quarter beginning June 30, 2014, of not less than 1.25 to 1.00; maintaining a ratio of consolidated debt to consolidated EBITDA (as calculated and adjusted in the Amended BOA Credit Agreement), for the prior 12 month period, for each quarter beginning June 30, 2014, of between 3.5 to 1 and 2 to 1 (depending on the applicable quarter); maintaining consolidated EBITDA (as calculated and adjusted in the Amended BOA Credit Agreement), for each fiscal quarter beginning June 30, 2014, and ending March 30, 2017, of between $4.25 million and $15.5 million (depending on the applicable quarter); and maintaining at all times (a) liquid cash on hand and (b) available drawdowns under the Amended BOA Credit Agreement, of at least $3 million.

The Amended BOA Credit Agreement includes customary events of default for facilities of a similar nature and size as the Amended BOA Credit Agreement, including if an event of default occurs under any agreement the Company is subject to and in an amount in excess of $250,000 or if the Company breaches any term of any material agreement the Company is party to, subject to its right to cure such breach(s) under the Amended BOA Credit Agreement, and also provides that an event of default occurs if (a) Benjamin P. Cowart, the Company’s Chief Executive Officer, Chairman of the Board and largest shareholder, ceases to be actively involved in the day-to-day management or operation of the Company or if Mr. Cowart ceases to own and control at least 20% of the equity interests of the Company; (b) the Company ceases at any time to own and control 100% of Vertex Operating or certain other of its subsidiaries; (c) Vertex Acquisition Sub, LLC (Vertex Operating’s wholly-owned subsidiary) ceases to control 100% of its current subsidiaries; (d) certain other changes in control of our subsidiaries occur; (e) a “change of control” or similar event or event of default occurs under the Credit Agreement; or (f) a default occurs under certain lease agreements related to premises leased by the Company.

The amounts due pursuant to the Amended BOA Credit Agreement are secured by a Pledge and Security Agreement and various Deeds of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filings in favor of BOA.  Additionally, Vertex Operating and the Company and each of the Company’s subsidiaries (other than E-Source) pledged all collateral which they own (including securities held) as security for the repayment of the amounts due pursuant to the Amended BOA Credit Agreement and guaranteed the amounts owed pursuant to an Amended and Restated Guaranty.

We used and will use the proceeds borrowed pursuant to the Amended BOA Credit Agreement to consummate the transactions contemplated by the Purchase Agreement, pay costs associated with the Amended BOA Credit Agreement and for working capital and other general corporate purposes.

The foregoing descriptions of the Amended BOA Credit Agreement, Revolving Note, Pledge and Security Agreement and Amended and Restated Guaranty do not purport to be complete and are qualified in their entirety by reference to the Amended BOA Credit Agreement, Revolving Note and Pledge and Security Agreement and Amended and Restated Guaranty, copies of which are attached hereto as Exhibits 10.6, 10.7, 10.8 and 10.9, to this Current Report on Form 8-K, and incorporated herein by reference.

Intercreditor Agreement

In connection with our entry into the Credit Agreement and Amended BOA Credit Agreement, the Agent and BOA entered into an Intercreditor Agreement on May 2, 2014 which governs which lenders have first and second priority security interests over certain of our assets in order to secure repayment of the credit facilities.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement, a copy of which is attached hereto as Exhibit 10.10, to this Current Report on Form 8-K, and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 2, 2014, we completed the Initial Closing (defined below) contemplated under the Purchase Agreement.

Pursuant to the Purchase Agreement, we agreed to acquire certain of Omega’s assets related to (1) the operation of oil re-refineries and, in connection therewith, purchasing used lubricating oils and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers and (2) the provision of related products and support services.  Specifically, the assets included Omega’s Marrero, Louisiana and Bango, Nevada, re-refineries (which re-refine approximately 80 million gallons of used motor oil per year).  Additionally, the Marrero, Louisiana plant produces vacuum gas oil (VGO) and the Bango, Nevada plant produces base lubricating oils.  Omega also operates Golden State Lubricants Works, LLC (“Golden State”), a strategic blending and storage facility located in Bakersfield, California, which is included in the acquisition.  In connection with the acquisition, we also acquired certain of Omega’s prepaid assets and inventory.

The acquisition is to close in two separate closings, the first of which relating to the acquisition of Omega Refining (including the Marrero, Louisiana re-refinery and Omega’s Myrtle Grove complex in Belle Chaise, Louisiana) and ownership of Golden State, as described above, closed on May 2, 2014 (the “Initial Closing”), and the second of which relating to the acquisition of Bango Refining and the Bango, Nevada plant, is expected to close on or around August 2014, subject to certain closing conditions being met prior to closing (the “Final Closing”).  Vertex’s obligation to consummate the Final Closing is subject to among other things, compliance with certain provisions of the credit agreements described herein and that the Bango plant operated by Bango Refining be fully restored and operational, as well as the plant meeting certain used motor oil processing run rates and that there are no adverse claims or legal proceedings related to an accident that occurred at the Bango plant in December 2013.

The purchase price paid at the Initial Closing was $30,750,000 in cash, 500,000 shares of our restricted common stock (valued at approximately $4 million) and the assumption of certain capital lease obligations and other liabilities relating to contracts and leases of Omega Refining in connection with the Initial Closing.  We also agreed to provide Omega a loan in the amount of up to approximately $13.8 million (described below and evidenced by the Omega Secured Note).

The amount due at the Final Closing, in consideration for the acquisition of Bango Refining, will be the assumption of certain loans made pursuant to the Omega Secured Note (described below), the issuance of 1,500,000 shares of Vertex’s common stock of which 650,000 shares (with an agreed value of $3.2301 per share or approximately $2.1 million) will be held in escrow and used to satisfy indemnification claims and secure the repayment of the Omega Secured Note (the “Pledged Shares”), and which amount is subject to adjustment in the event minimum inventory levels are not delivered at the Final Closing, and the assumption of certain capital lease obligations and other liabilities relating to contracts and leases of Bango Refining.  A portion of the Pledged Shares will be released from escrow, subject to outstanding claims, on September 15, 2015, and the remainder will be released on the 18 month anniversary of the Final Closing.  Subject to certain negotiated exceptions for excluded liabilities, taxes and other fundamental items, the sellers’ indemnification obligations are capped at $5 million.

In connection with the First Closing, Omega Refining and Bango Refining provided Vertex Refining Nevada a Secured Promissory Note (the Omega Secured Note) in the aggregate amount of $13,858,067, representing (a) a loan to Omega in the amount of approximately $7.56 million (representing the agreed upon value of the amount by which the consideration paid at the Initial Closing (which included consideration relating to the assets acquired at the Initial Closing and which will be acquired at the Final Closing) exceeded the value of assets acquired at the Initial Closing) (the “Purchase Price Loan”); (b) a $750,000 loan related to the delivery of a certain amount of used motor oil inventory at the Initial Closing (the “First Inventory Loan”); (c) a $1,400,000 loan related to the delivery of a certain amount of used motor oil inventory at the Final Closing (the “Second Inventory Loan” and along with the First Inventory Loan, the “Inventory Loans”); (d) a loan in a single advance of $3.15 million to satisfy accounts payable and other working capital related obligations of Omega after the Initial Closing, provided such loans are not required to be made until after June 16, 2014 (the “Draw Down Loan”) and (e) an additional loan of up to $1 million for capital expenditures, if mutually approved by us and Omega (the “Capital Expenditure Loan”).

The Purchase Price Loan and the Draw Down Loan bear interest at the short-term federal rate as published by the Internal Revenue Service from time to time (currently 0.33% per annum) prior to October 30, 2014, and thereafter at 9.5% per annum, payable monthly in arrears and have a maturity date of March 31, 2015.  The First Inventory Loan and the Draw Down Loan accrue interest at the rate of 9.5% per annum beginning on May 31, 2014, and are due and payable on March 31, 2015.  Upon an event of default under any of the loans, the loans accrue interest at 18% per annum until paid in full.

The Purchase Price Loan and the Draw Down Loan are due and payable in full on the earlier of March 31, 2015 and the date of the Final Closing, provided that both the Purchase Price Loan and Draw Down Loan (including accrued and unpaid interest thereon) will be deemed paid in full upon the Final Closing.  The Omega Secured Note may be prepaid in whole or part from time to time without penalty.

The repayment of the Omega Secured Note is guaranteed by Omega Holdings pursuant to a Guaranty Agreement and secured by a security interest granted pursuant to the terms of the Omega Secured Note and a Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing.  Additionally, we have the right to set-off any amount due upon an event of default against certain of the Pledged Shares and the earn-out consideration described  below, of which a portion of such shares were pledged to secure the Omega Secured Note pursuant to a Pledge Agreement, subject to the terms of the Purchase Agreement.

The consideration payable in connection with the Final Closing is subject to customary adjustments prior to the Final Closing depending on certain criteria, including the amount of inventory delivered by the sellers at the Final Closing.

The sellers also have the right to earn additional earn-out consideration in the event certain EBITDA targets are met by (a) Vertex Refining NV, LLC during the years ended December 31, 2015 and 2016 (which targets begin at $3.5 million of EBITDA per year), of up to an aggregate of $6 million (payable in shares of the Company’s common stock equal to the volume-weighted average of the regular session closing prices per share of the Company’s common stock on the NASDAQ Capital Market for the ten (10) consecutive trading days prior to the applicable due date of such payments, provided, however, in no event shall the VWAP be less than $3.15 per share or more than $10.00 per share, as adjusted for any stock splits or recapitalizations); (b) Vertex Refining LA, LLC during any twelve month period during the eighteen month period commencing on the first day of the first full calendar month following the Initial Closing date (which targets begin at $8 million of EBITDA during such twelve month period) of up to 470,498 shares of common stock of the Company; and (c) Vertex Refining LA, LLC during the calendar year ended December 31, 2015 (which targets begin at $9 million of EBITDA) of up to 770,498 shares of common stock of the Company, in each case subject to adjustment for certain capital expenditures (collectively, the “Earn-Outs).  Notwithstanding the above, the maximum number of shares of common stock to be issued pursuant to the Purchase Agreement cannot (i) exceed 19.9% of the outstanding shares of common stock outstanding on March 17, 2014, (ii) exceed 19.9% of the combined voting power of the Company on March 17, 2014, or (iii) otherwise exceed such number of shares of common stock that would violate applicable listing rules of the NASDAQ Stock Market in the event the Company’s stockholders do not approve the issuance of such shares (the “Share Cap”).  In the event the number of shares to be issued under the Purchase Agreement exceeds the Share Cap, then the Company is required to instead pay any such additional consideration in cash or obtain the approval of the Company’s stockholders under applicable rules and requirements of the NASDAQ Capital Market for the additional issuance of shares.

Finally, pursuant to the acquisition, (a) with certain exceptions related to sellers’ operation of Bango Refining between the Initial Closing and the Final Closing, the sellers agreed to enter into a non-competition agreement whereby they agreed not to compete against Vertex in connection with the acquired businesses, or to solicit active customers of the acquired businesses for a period of five years and (b) certain of the employees of the sellers agreed to enter into three year employment agreements with Vertex’s newly formed subsidiaries.

Additionally, we are required to file and obtain effectiveness of a registration statement within 90 days following the Initial Closing (if the Securities and Exchange Commission does not review the filing) and 150 days following the Initial Closing (if the Securities and Exchange Commission does review the filing), registering the shares of common stock issuable in connection with the acquisition.  In the event we fail to file the registration statement or obtain effectiveness of the registration within the time periods set forth in the Purchase Agreement, we are required to pay damages for each thirty (30) day period until cured, equal to that number of shares of common stock as equals 1% of the aggregate number of shares of common stock issued pursuant to the Purchase Agreement, however, we are not obligated to pay any liquidated damages if we are unable to fulfill our registration obligations as a result of rules, regulations, positions or releases or actions taken by the Securities and Exchange Commission.

The Final Closing remains subject to the satisfaction of certain customary closing conditions. The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto. Craig-Hallum Capital Group LLC is acting as exclusive financial advisor to the Company in connection with the acquisition and has provided a fairness opinion to the Board of Directors in connection with the transaction.

The foregoing description of the Purchase Agreement, as amended by the First Amendment, Second Amendment and Third Amendment, the Omega Secured Note and Guaranty Agreement, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the First Amendment, incorporated by reference herein as Exhibits 2.1 and 2.2, and the Second Amendment, Third Amendment, the Omega Secured Note and Guaranty Agreement, filed as Exhibits 2.3, 2.4, 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K under “Credit and Guaranty Agreement” and “Amended and Restated Credit Agreement with Bank of America, N.A.”, is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As described above in Item 1.01 of this Current Report, we issued 500,000 shares of restricted common stock of the Company in connection with the Initial Closing.

The issuance was exempt from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended, since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipient was an “accredited investor”.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  Financial Statements of Businesses Acquired.

Financial statements relating to the Initial Closing are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

    (b)  Pro Forma Financial Information.

Pro forma financial information relating to the Initial Closing is not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(c)  Exhibits.

Exhibit No.	Description
2.1(1)	Asset Purchase Agreement by and among Vertex Energy, Inc. Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (March 17, 2014)
2.2(2)
First Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (April 14, 2014)

2.3*
Second Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (April 30, 2014)

2.4*#
Third Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (May 2, 2014)

10.1*#	Secured Promissory Note ($13,858,066.67) – May 2, 2014 - Omega Refining, LLC and Bango Refining NV, LLC as borrowers and Vertex Refining NV, LLC as lender
10.2*	Guaranty Agreement – Omega Holdings – May 2, 2014
10.3*#
Credit and Guaranty Agreement dated as of May 2, 2014, by and among Vertex Energy Operating, LLC, Vertex Energy, Inc., and certain other subsidiaries of Vertex Energy, Inc., as Guarantors, and Goldman Sachs Bank USA, as Lender and as Administrative Agent, Collateral Agent, and Lead Arranger

10.4*	Term Loan Note ($40,000,000) - Credit and Guaranty Agreement dated as of May 2, 2014
10.5*#	Pledge and Security Agreement - Credit and Guaranty Agreement dated as of May 2, 2014
10.6*#	Amended and Restated Credit Agreement, among Vertex Energy, Inc., and Vertex Energy Operating, LLC, as Borrowers and Bank of America, N.A., as Lender as of May 2, 2014
10.7*	Revolving Note ($20,000,000) - Amended and Restated Credit Agreement, as of May 2, 2014
10.8*#	Pledge and Security Agreement - Amended and Restated Credit Agreement, as of May 2, 2014
10.9*	Amended and Restated Guaranty - Amended and Restated Credit Agreement, as of May 2, 2014
10.10*	Intercreditor Agreement, May 2, 2014, by and among Bank of America, N.A. and Goldman Sachs Bank USA
99.1**	Press Release dated May 2, 2014

* Filed herewith.
** Furnished herewith.

(1) Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 19, 2014, and incorporated herein by reference.

(2) Filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 15, 2014, and incorporated herein by reference.

# Certain portions of this document as filed herewith (which portions have been replaced by “***’s”) have been omitted in connection with a request for Confidential Treatment which will be submitted to the Commission in connection with this filing.   This entire exhibit including the omitted confidential information has been/or will be filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: May 6, 2014	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

Exhibit No.	Description
2.1(1)	Asset Purchase Agreement by and among Vertex Energy, Inc. Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (March 17, 2014)
2.2(2)
First Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (April 14, 2014)

2.3*
Second Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (April 30, 2014)

2.4*#
Third Amendment to Asset Purchase Agreement by and among Vertex Energy, Inc., Vertex Refining LA, LLC, Vertex Refining NV, LLC, Omega Refining, LLC, Bango Refining NV, LLC and Omega Holdings Company LLC (May 2, 2014)

10.1*#	Secured Promissory Note ($13,858,066.67) – May 2, 2014 - Omega Refining, LLC and Bango Refining NV, LLC as borrowers and Vertex Refining NV, LLC as lender
10.2*	Guaranty Agreement – Omega Holdings – May 2, 2014
10.3*#
Credit and Guaranty Agreement dated as of May 2, 2014, by and among Vertex Energy Operating, LLC, Vertex Energy, Inc., and certain other subsidiaries of Vertex Energy, Inc., as Guarantors, and Goldman Sachs Bank USA, as Lender and as Administrative Agent, Collateral Agent, and Lead Arranger

10.4*	Term Loan Note ($40,000,000) - Credit and Guaranty Agreement dated as of May 2, 2014
10.5*#	Pledge and Security Agreement - Credit and Guaranty Agreement dated as of May 2, 2014
10.6*#	Amended and Restated Credit Agreement, among Vertex Energy, Inc., and Vertex Energy Operating, LLC, as Borrowers and Bank of America, N.A., as Lender as of May 2, 2014
10.7*	Revolving Note ($20,000,000) - Amended and Restated Credit Agreement, as of May 2, 2014
10.8*#	Pledge and Security Agreement - Amended and Restated Credit Agreement, as of May 2, 2014
10.9*	Amended and Restated Guaranty - Amended and Restated Credit Agreement, as of May 2, 2014
10.10*	Intercreditor Agreement, May 2, 2014, by and among Bank of America, N.A. and Goldman Sachs Bank USA
99.1**	Press Release dated May 2, 2014

* Filed herewith.
** Furnished herewith.

(1) Filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 19, 2014, and incorporated herein by reference.

(2) Filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 15, 2014, and incorporated herein by reference.

# Certain portions of this document as filed herewith (which portions have been replaced by “***’s”) have been omitted in connection with a request for Confidential Treatment which will be submitted to the Commission in connection with this filing.   This entire exhibit including the omitted confidential information has been/or will be filed separately with the Commission.